UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 12, 2021

INGLES MARKETS INCORPORATED
(Exact name of registrant as specified in its charter)

North Carolina	0-14706	56-0846267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 6676, Asheville, North Carolina	28816
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(828) 669-2941

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.05 par value per share	IMKTA	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Ingles Markets, Incorporated was held Tuesday, February 9, 2021. At this meeting, the Company’s stockholders voted on the following proposals:

1.	Elect eight members of the Board of Directors by holders of Class A Common Stock and Class B Common Stock to serve until the 2022 Annual Meeting of Stockholders:

Name	Common Stock	Votes For	Votes Withheld
Ernest E. Ferguson	Class A	8,753,511	2,016,868
John R. Lowden	Class A	9,179,043	1,591,336
Fred D. Ayers	Class B	5,776,049	197
Ronald B. Freeman	Class B	5,776,246	0
Robert P. Ingle, II	Class B	5,776,246	0
James W. Lanning	Class B	5,776,049	197
Laura Ingle Sharp	Class B	5,776,246	0
Brenda S. Tudor	Class B	5,776,246	0

2.	Consider and vote on a non-binding approval of the Company’s compensation for named executive officers:

Class A & B *
For	68,239,718
Against	252,063
Abstain	41,058

3.	To recommend, by non-binding vote, the frequency of executive compensation votes:

Class A & B *
1 Year	67,502,715
2 Years	20,212
3 Years	977,716
Abstain	32,196

4.	Consider and vote on a stockholder proposal concerning assigning one vote per share:

Class A & B *
For	8,492,632
Against	59,909,475
Abstain	130,732

* Holders of Class A Common Stock have one vote per share and the holders of Class B Common Stock have ten votes per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGLES MARKETS, INCORPORATED
(Registrant)

Date: February 12, 2021	By:	/s/ Ronald B. Freeman
Ronald B. Freeman
Chief Financial Officer